                                                                   EXHIBIT 10.30

                                LEASE AGREEMENT
                                     FOR
                               OFFICE FACILITIES



                                 REGENCY TOWER
                             JACKSONVILLE, FLORIDA



LANDLORD'S ADDRESS                          TENANT'S ADDRESS:
For Notice:                                 For Notice:
Regency Tower LLC                           Integrated Information Systems, Inc.
c/o Regency Realty Group, Inc.              Attention:  Corporate Counsel
121 W. Forsyth St., Suite 200               1480 S. Hohokam Drive
Jacksonville, FL 32202                      Tempe, Arizona 85281


                      TENANT:   Integrated Information Systems, Inc.

                      SUITE:    Suite 510

                      SQ. FT.   2,545

                      TERM:     Thirty-six (36) months

                              AGREEMENT OF LEASE
                                 Regency Tower

     THIS AGREEMENT OF LEASE (hereinafter referred to as "this Lease"), made this 22nd day of February, 2001, by and between REGENCY TOWER LLC, as successor in interest to the Regency Tower Nominee Trust ("Landlord"), and INTEGRATED INFORMATION SYSTEMS, INC., a corporation, organized and existing under the laws of Delaware, having an address of 1480 S. Hohokam Drive, Tempe, Arizona 85281 ("Tenant").

     WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the Landlord hereby leases to the Tenant, and the Tenant hereby leases from the landlord, all of that real property, located in Jacksonville, Florida, which consists of approximately 2,545 usable square feet in Suite 510, on plans attached hereto as Exhibit A ("Premises") and located in a building located at REGENCY TOWER, 9550 Regency Square Boulevard, Jacksonville, Florida 32225 ("Building"). The Premises, the remainder of the Building, such tract of land and any other buildings or improvements thereon being hereinafter referred to collectively as the "Property".

     SUBJECT TO THE OPERATION AND EFFECT, of any and all instruments and matters of record or in fact, UPON THE TERMS AND SUBJECT TO THE CONDITIONS, which are hereinafter set forth:

Section 1.  Term.

     This lease shall be for a term of thirty-six (36) months ("Term") commencing on April 1, 2001, ("Commencement Date"), and terminating at 12:01 A.M., local time, on March 31, 2004 ("Termination Date"). Tenant may have occupancy and possession prior to the Commencement Date (the "Early Occupancy Period") if Leasehold Improvements specified in Section 5.1 and Exhibit A are completed. All terms and conditions of this Lease shall apply for the Early Occupancy Period except for payment of Rent which shall commence April 1, 2001.

Section 2.  Use.

     2.1. The Tenant shall, continuously throughout the Term, occupy and use the Premises for and only for general office purposes.

     2.2. In its use of the Premises and the remainder of the Property, the Tenant shall not violate any applicable law, ordinance or regulation.

     2.3. The Tenant shall not place or permit its agents or employees to place any trash or other objects anywhere within the Building or on the rest of the Property (other than within the Premises) without first obtaining Landlord's express written consent thereto.

Section 3.  Rent.

     3.1. Amount. As rent for the Premises (all of which is hereinafter referred to collectively as "Rent"), the Tenant shall pay to the Landlord the Base Rent and the Additional Rent as hereinafter set forth without setoff or demand:

               3.1.1. Base Rent. Tenant shall pay an annual Base Rent plus applicable Florida State Sales Tax in advance, on the first day of each calendar month during the term of this Lease in accordance with the following schedule:

     --------------------------------------------------------------------------
           Period            Monthly Base                         Total Monthly
                               Rent*/1/             FSST*/2/          Rent
     --------------------------------------------------------------------------
     04/01/01 - 03/31/02      $2,969.17             $207.84         $3,177.01
     04/01/02 - 03/31/03      $3,117.62             $218.23         $3,335.85
     04/01/03 - 03/31/04      $3,273.50             $229.15         $3,502.65
     --------------------------------------------------------------------------

Note:  */1/  The Monthly Base Rent for each Lease Period includes estimated
             Annual Operating Costs, subject to adjustment pursuant to Paragraph
             3.1.2. (b).
       */2/ Subject to annual adjustment based upon total of Base Rent and Additional Rent, if any, for each Lease Period.


If the Commencement Date shall fall on a day other than the first day of a calendar month, the Rent shall be apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on such Commencement Date. One monthly installment of Base Rent and applicable sales tax shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent. In addition, Tenant shall pay Landlord without setoff any Additional Rent as hereinafter set forth.

          3.1.2.    Additional Rent.

          (a) Annual Operating Costs. As used herein the term "Annual Operating Costs" shall mean the costs to Landlord of operating and maintaining the Property during each calendar year of the Term. Such costs shall include, by way of example rather than limitation, insurance premiums, real estate taxes, fees, impositions, costs for repairs, maintenance, service contracts, management fees, governmental permits, overhead expenses, costs of furnishing water, sewer, gas, fuel, electricity, other utility services, janitorial services, trash removal and the costs of any other items attributable to operating or maintaining any or all of the Property excluding any costs which under generally accepted accounting principles are capital expenditures.

          (b) Computation. After the end of each calendar year during the Term, the Landlord will compute the Annual Operating Costs incurred during such calendar year, and shall allocate such costs to the usable space within the Property by dividing such Annual Operating Costs by the aggregate square footage of all of the usable space. Provided, however, where the Tenant and/or any other tenant of space within the Property has agreed its lease or otherwise to provide any items of such service partially or entirely at its own expense or wherever any such item of expense is not incurred with respect to all of the usable space within the Property, in allocating the Annual Operating Costs pursuant to the foregoing provisions of this Subsection, the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Annual Operating Costs covering such services already being provided by the Tenant or to such other tenant at its own expense, or to avoid allocating to all of the usable space within the Property those Annual Operating Costs incurred only with respect to a portion thereof.

          (c) Payment as Additional Rent. The Tenant shall, within thirty (30) days after demand therefore by the Landlord (with respect to each calendar year during the Term), pay to the Landlord as Additional Rent the amount obtained by multiplying the number of usable square feet as set forth hereinabove by the amount by which the Annual Operating Costs per usable square foot of the Premises for such calendar year (as derived under the provisions of paragraph 3.1.2) exceeds the said sum of the actual 2001 Annual Operating Costs per usable square foot. The Premises are 2.27% of the Building's usable space which is currently 112,292 square feet, subject to adjustment from time-to-time based upon the total usable square footage in the Building. Notwithstanding any provisions of this Section 3.1.2., no Annual Operating Costs shall be due from Tenant for the calendar year 2001.

          (d) Proration. If only part of any calendar year falls within the Term, the amount computed as Additional Rent with respect to such calendar year under the foregoing provisions of this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term, but the expiration of the Term before the end of such calendar year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such Additional Rent with respect to that portion of such year falling within the Term, which shall be paid on demand.

          (e) Landlord's Right to Estimate. Notwithstanding the foregoing, the Landlord may, at its discretion, make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under such provisions with respect to any calendar year, and may require the Tenant to pay to the Landlord with respect to each calendar month during such year one-twelfth (1/12) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month. In such event, the Landlord shall cause the actual amount of such Additional Rent to be computed within one hundred twenty (120) days after the end of such calendar year, and the Tenant or the Landlord, as the case may be, shall promptly thereafter pay to the other the amount of any deficiency or overpayment therein, as the case may be.

     3.2 Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent, Additional Rent, or any other sum payable under this Lease, or (d) this transaction, except if and to the extent that such tax, assessment, levy or other change is included in the Annual Operating Costs, the Tenant shall pay the amount thereof as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord may, at it selection, terminate this Lease by giving written notice thereof to the Tenant.

     3.3 Place of Payment. All Rent and other charges due from the Tenant to the Landlord hereunder shall be paid to the Landlord, when due, at the Landlord's address as set forth herein, or as Landlord may from time to time so designate.

     3.4 Late Charges. Tenant shall be granted a grace period through the tenth (10th) day of each month to pay all Base Rent, Additional Rent and other charges then due ("Total Rent") unless Tenant is notified in writing by Landlord that Tenant has been delinquent in the payment of Rent more than two (2) times, in which case the grace period shall be reduced to the fifth (5th) day of the month. Total Rent or any portion thereof which is not received by the Landlord or its designated agent by the tenth (10th) day of the month or the fifth (5th) day of the month, as the case may be, shall incur a late fee equal to ten percent (10%) of the amount due per month, or $150.00, whichever amount is greater.

        3.5.  Security Deposit.

                3.5.1. Simultaneously with the full execution and delivery of this Lease by the parties hereto, the Tenant shall deposit with the Landlord the sum of Three Thousand One Hundred Seventy-Seven and 01/100 Dollars ($3,177.01), which shall be retained by the Landlord as security for the Tenant's payment of the Rent, and its performance of all of its other obligations under the provisions of this Lease.

                3.5.2. Upon the occurrence of an Event of Default, in addition to all other available remedies, the Landlord shall be entitled, at its sole discretion,

                (a) to apply any or all of such sum in payment of any Rent, for the payment of which the Tenant is in default, any expense incurred by the Landlord in curing any such default, and/or any damages incurred by the Landlord by reason of such default (including, by way of example rather than limitation, the expense of reasonable attorney's fees); and/or

                (b) to retain any or all of such sum in liquidation of any or all damages suffered by the Landlord by reason of such default.

                3.5.3. Upon the termination of this Lease, any of such sum which is not so paid or retained shall be returned to the Tenant, within thirty
(30) days.

                3.5.4. Such sum shall not bear interest while being held by the Landlord hereunder.

Section 4.  Assignment and Subletting.

        4.1.  The tenant shall not mortgage, pledge or encumber this Lease.

        4.2. The Tenant shall not assign this Lease, or sublet or underlet any or all of the Premises, or permit any other person or entity to occupy any or all of the Premises, without on each occasion first obtaining the Landlord's written consent thereto which consent shall not be unreasonably withheld, but may be conditioned, inter alia, upon the entry by the parties involved into appropriate instruments by which they ratify and confirm this Lease. For purposes of the foregoing provisions of this Subsection, a transfer, by any person or persons controlling the Tenant on the date hereof, of such control to a person or persons not controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease. No such action taken with or without the Landlord's consent shall in any way relieve or release the Tenant from liability for the timely performance of all the Tenant's obligations hereunder. The Landlord shall be entitled to receive and retain, and the Tenant shall promptly remit to the Landlord, any profit which may inure to the Tenant's benefit as a result of any such assignment, subletting or underletting, whether or not consented to by the Landlord.

        4.3. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither the Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Property shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises or any other portion of the Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived by any person from the space in the Premises or other portion of the Property so leased, used, occupied or utilized (other than any amount based on a fixed percentage or percentages of receipts or sales.)

Section 5.  Tenant's Plan for Improvements.

        5.1. Leasehold Improvements. The Landlord shall make the improvements to the Premises which are set forth in the plans and specifications attached hereto as Exhibit A. The Landlord shall use its best efforts to complete such
          ---------
improvements by the date upon which the Tenant is entitled to occupy the Premises pursuant to this Lease, but shall have no liability to the Tenant hereunder if prevented from doing so by reason of any (a) strike, lock-out or other labor troubles, (b) governmental restrictions or limitations, (c) failure or shortage of electrical power, gas, water, fuel oil, or other utility or service, (d) riot, war, insurrection or other national or local emergency, (e) accident, flood, fire or other casualty, (f) adverse weather condition, (g) other acts of God, (h) inability to obtain a building permit or a certificate of occupancy, or (i) other cause similar or dissimilar to any of the foregoing and beyond the Landlord's reasonable control; in which event the dates of commencement and expiration of the Term shall be postponed for a length of time equaling the length of such delay, and the Tenant shall accept possession of the Premises within ten (10) days after such completion.

        5.2. Acceptance of Possession. Except for (a) latest defects or incomplete work which would not reasonably have been revealed by an inspection of the Premises made for the purpose of discovering the same at the time of the Tenant's assumption of possession of the Premises, and (b) any other items of incomplete work which are set forth on a punch list submitted to and approved in writing by the Landlord prior to such assumption of possession, by its assumption of possession of the Premises, the Tenant shall for all purposes of this Lease be deemed to have accepted them and to have acknowledged them to be in the condition called for hereunder.

Section 6.  Fire and Other Casualty.

        6.1. General. If the Premises are damaged by fire or any other casualty during the Term,

                6.1.1. the Landlord shall restore the Premises, subject to provisions of any mortgage encumbering the Premises, with reasonable promptness [taking into account the time required by the Landlord to effect a settlement with, and to procure any insurance proceeds from, any insurer against such casualty, but in any event within one hundred fifty (150) days after the date of such casualty] to substantially their condition immediately before such casualty, and may temporarily enter and possess any or all of the Premises for such purpose (provided, that the Landlord shall not be liable for interruption to Tenant's business and not be obligated to repair, restore or replace any fixture, improvement, alteration, furniture or other property owned, installed or made by the Tenant), but

                6.1.2. the times for commencement and completion of any such restoration shall be extended for the period [not longer than sixty (60) days] of any delay occasioned by the Landlord in doing so arising out of any of the causes enumerated in the provisions of subsection 5.1. If the Landlord undertakes to restore the Premises and such restoration is not accomplished within the said period of one hundred fifty (150) days plus the period of any extension thereof, as aforesaid, the Tenant may terminate this Lease by giving written notice thereof to the Landlord within thirty (30) days after the expiration of such period, as so extended; and

                6.1.3. for so long as the Tenant is deprived of the use of any or all of the Premises on account of such casualty, the Base Rent and any Additional Rent payable under the provisions of Subsection 3.1.2 shall be abated in proportion to the number of square feet of the Premises rendered substantially unfit for occupancy by such casualty, unless because of any such damage, the undamaged portion of the Premises is made materially unsuitable for use by the Tenant for the purposes set forth in the provisions of Section 2, in which event the Base Rent and any such Additional Rent shall be abated entirely during such period of deprivation.

        6.2. Substantial Destruction. Anything contained in the foregoing provisions of this Section to the contrary notwithstanding.

                6.2.1. if during the Term the Building is so damaged by fire or any other casualty that (a) either the Premises or (whether or not the Premises are damaged) the Building is rendered substantially unfit for occupancy, as reasonably determined by the Landlord, or (b) the Building is damaged to the extent that the Landlord reasonably elects to demolish the Building, then in either case the Landlord may elect to terminate this Lease as of the date of the occurrence of such damage, by giving written notice thereof to the Tenant within thirty (30) days after such date; and

                6.2.2. in such event, (a) the Tenant shall pay to the Landlord the Base Rent and any Additional Rent (apportioned, where applicable) to the time of such termination, (b) the Landlord shall repay to the Tenant any and all prepaid Rent for periods beyond such termination, and (c) the Landlord may enter upon and repossess the Premises without further notice.

        6.3. Tenant's Negligence. Anything contained in any provision of this Lease to the contrary notwithstanding, if any such damage to the Premises, the Building or both are caused by or result from the negligent or intentionally tortious act or omission of the Tenant, those claiming under the Tenant or any of their respective officers, employees, agents or invitees:

                6.3.1. the Rent shall not be suspended or apportioned as aforesaid, and

                6.3.2. except if and to the extent that the Tenant is released from liability therefor pursuant to the provisions of Subsection 11.4, the Tenant shall pay to the Landlord upon demand, as Additional Rent, the cost of
(a) any repairs and restoration made or to be made as a result of such damage, or (b) (if the Landlord elects not to restore the Building) any damage or loss which the Landlord may incur as a result of such damage.

Section 7.  Maintenance and Services.

        7.1.  Ordinary Services. The Landlord shall furnish the Premises with
(a) electricity suitable for general office purposes set forth in the provisions of Section 2, (b) heating (range of 69 degrees to 72 degrees) and air conditioning (range of 74 degrees to 76 degrees) for the Premises between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. through 1:00 p.m. on Saturday (except for legal holidays) during the Term, (c) janitorial service, and (d) trash removal from the Premises, all at the Landlord's expense.

        7.2.  Extraordinary Service. If the Tenant:

                7.2.1. requires electrical current in excess of four (4) watts per square foot for outlets and fluorescent lighting, or installs electrical equipment (including, by way of example rather than of limitation, any electrical heating or refrigeration equipment, electronic data processing machine, or machinery or equipment using current in excess of 110 volts which in any way increases the amount of electricity which would normally be consumed upon the Premises when used as general office space), or

                7.2.2. intends to use the Premises in such a manner that the services to be furnished by the Landlord hereunder would be required during periods other than or in addition to the business hours customarily observed in the locality of the Property, then in either case the Tenant shall not do so without first obtaining the Landlord's written approval thereof, and shall pay periodically as Additional Rent the additional direct expense resulting therefrom, including that resulting from any installation of such equipment.

        7.3.  Maintenance and Alterations by Tenant.

                7.3.1. The Tenant shall maintain the nonstructural parts of the interior of the Premises in good repair and condition, ordinary wear and tear excepted.

                7.3.2. The Tenant shall not make or permit to be made any alteration, addition or improvement to the Premises without first obtaining the Landlord's written consent thereto (which, in the case of nonstructural alteration, additions and improvements only, shall not be unreasonably withheld.) If the Landlord consents to any such proposed alteration, addition or improvement, it shall be made at the Tenant's sole expense (and the Tenant shall hold the Landlord harmless from any cost incurred on account thereof), and at such time and in such manner as not unreasonably to interfere with the use and enjoyment of the remainder of the Property by any tenant or any other person.

                7.3.3. The interest of Landlord in the Premises shall not be subject to liens for improvements made by the Tenant.

        7.4.  Maintenance by Landlord.

                7.4.1. The Landlord shall maintain the roof, structure and the remainder of the exterior of the Building, as well as each sidewalk and parking lot, if any, from time to time existing within the Property, all in good order and repair.

                7.4.2. Common Areas. The Landlord shall furnish, supply and maintain any and all hallways, stairways, lobbies, elevators, heating and air conditioning facilities, electrical, sanitary sewer and water lines and facilities, rest room facilities and grounds, the common areas of the Building not contained within the Premises and the rest of the Property (other than the Premises), all at Landlord's expense except as set forth in the provisions of
Section 3 or any other provision of this Lease.

Section 8.  Default by the Tenant.

        8.1. Definition: As used in the provisions of this Lease, each of the following events shall constitute, and is hereinafter referred to as, an "Event of Default":

                8.1.1. If the Tenant (a) fails to pay the Rent or any other sum which the Tenant is obligated to pay by any provision of this Lease, when and as it is due and payable hereunder and without demand thereof, or (b) in any respect violates any of the terms, conditions or covenants set forth in the provisions of this Lease; or

                8.1.2. if the Tenant (a) applies for or consents to the appointment of a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or an arrangement with creditors, or seeks to take advantage of any insolvency law, (e) performs any other act of bankruptcy, or
(f) files an answer admitting the material allegations of a petition filed against the Tenant in any bankruptcy, reorganization or insolvency proceeding; or

                8.1.3. if (a) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating the Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of the Tenant or of all or a substantial part of its assets, or (b) there otherwise commences with respect to the Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than sixty (60) consecutive days after the expiration of any stay thereof; or

                8.1.4. if the Tenant has substantially terminated or is in the process of substantially terminating its continuous occupancy and use of the Premises for the purpose set forth in the provisions of Section 2.

        8.2. Notice to Tenant; Grace Period. Anything contained in the provisions of this Section to the contrary notwithstanding, upon the occurrence of an Event of Default, the Landlord shall not exercise any right or remedy which it holds under any provision of this Lease or under applicable law unless and until

                8.2.1. the Landlord has given written notice thereof to the Tenant, and

                8.2.2. the Tenant has failed, (a) if such Event of Default consists of the failure to pay money, within ten (10) days thereafter to pay all of such money, or (b) if such Event of Default consists of something other than the failure to pay money, within thirty (30) days thereafter actively, diligently and in good faith to proceed to cure such Event of Default and to continue to do so until it is fully cured; provided, that

                8.2.3. no such notice shall be required, and the Tenant shall be entitled to no such grace period, (a) more than twice during any twelve (12) month period, or (b) if any Event of Default enumerated in the provision of 8.1.2., 8.1.3. or 8.1.4. has occurred.

        8.3. Landlord's Rights upon Event of Default. Upon the occurrence of any Event of Default, the Landlord may

                8.3.1. re-enter and repossess the Premises and any and all improvements thereon and additions thereto;

                8.3.2. declare the entire balance of the Rent for the remainder of the Term to be due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated, and Landlord may collect such balance in any manner not inconsistent with applicable law;

                8.3.3. relet any or all of the Premises for the Tenant's account for any or all of the remainder of the Term as hereinabove defined, or for a period exceeding such remainder, in which event the Tenant shall pay to the Landlord any deficiency in the Base Rent and any Additional Rent resulting, with respect to such remainder, from such reletting, as well as the cost to the Landlord of any attorney's fees or of any repairs or other action (including those taken in exercising the Landlord's rights under any provision of this Lease) taken by the Landlord on account of such Event of Default; and/or

                8.3.4. pursue any combination of such remedies and/or any other remedy available to the Landlord on account of such Event of Default under applicable law.

        8.4. Landlord's Right to Cure. Upon the occurrence of an Event of Default, the Landlord shall be entitled (but shall not be obligated), in addition to any other rights which it may have hereunder or under applicable law as a result thereof, and after giving the Tenant written notice of the Landlord's intention to do so except in the case of emergency, to cure such Event of Default, and the Tenant shall reimburse the Landlord for all expenses incurred by the Landlord in doing so, plus interest thereon at a lesser of the rate of twelve percent (12%) per annum or the highest rate then permitted on account thereof by applicable law, which expenses and interest shall be Additional Rent and shall be payable by the Tenant immediately upon demand therefor by the Landlord.

Section 9.  Holding Over.

        The Tenant shall not continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, unless

        9.1. such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, at least fifteen (15) days before the end of any calendar month, that the party giving such notice elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

     9.2 anything contained in the foregoing provisions of the Section to the contrary notwithstanding, the rental payable with respect to each such monthly period shall be equal to 150% the applicable Base Rent plus the Additional Rent payable under the provisions of Section 3 calculated in accordance with such provisions of Section 3 as if this Lease has been renewed for a period of twelve (12) full calendar months after such expiration or earlier termination of the Term or such renewal;

     9.3 and such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of this Lease; provided, that if the Landlord gives to the Tenant, at least fifteen (15) days before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.

Section 10. Landlord's Right of Entry

     The Landlord and its agents shall be entitled to enter the Premises at any reasonable time

     10.1.  to inspect the Premises,

     10.2. to exhibit the Premises to any existing or prospective purchaser or Mortgagee thereof or any prospective tenant thereof,

     10.3. to make any alteration, improvement or repair to the Building or the Premises, or

     10.4. for any other purpose relating to the operation or maintenance of the Property; provided, that the Landlord shall (a) (unless doing so is impractical or unreasonable because of emergency) give the Tenant at least twenty-for (24) hours prior notice of its intentions to enter the Premises, and
(b) use reasonable efforts to avoid thereby interfering any more than is necessary with the Tenant's use and enjoyment thereof.

Section 11. Issuance and Indemnification.

     11.1. Increase in Risk. The Tenant shall not do or permit to be done any act or thing as a result of which either (a) any policy of insurance of any kind covering any or all of the Property or any liability of the Landlord in connection therewith may become void or suspended, or (b) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater; and shall pay as Additional Rent the amount of any increase for such insurance resulting from any breach of such covenant.

     11.2. Insurance to be maintained by Tenant; Providing Landlord with Evidence of Such Throughout the Term of this Lease. The Tenant shall maintain at its expense, throughout the Term, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, occurring within the Premises or arising out of the use thereof by the Tenant or its agents, employees, officers or invitees, visitors and guests under one or more policies of commercial general liability insurance having such limits as to each as are reasonably required by the Landlord from time to time but in any event of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate for both injury to or death of any one or more persons and property damage or destruction. Such policies shall name the Landlord, and at the Landlord's request, any Mortgagee as additional insureds, shall provide that they not be cancelable without at least thirty (30) days prior written notice to the Landlord (and, at the Landlord's request, any such Mortgagee), and shall be issued by insurers of recognized responsibility licensed to do business in Florida.

     11.3. Insurance to be Maintained by Landlord. The Landlord shall maintain through the Term all-risk or fire and extended coverage insurance upon the Building. The cost of the premiums for such insurance and of each endorsement thereto shall be deemed, for the purposes of Section 3, to be part of the costs of operating and maintaining the Property.

     11.4. Waiver of Subrogation. If either party hereto is paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, that such release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy.

     11.5. Liability of Parties. Except if and to the extent that such party is released from liability to the other party hereto pursuant to the provisions of Subsection 11.4:

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            11.5.1.  the Landlord (a) shall be responsible for, and shall indemnify and hold harmless the Tenant against and from any and all liability arising out of any injury to or death of any person or damage to any property, occurring anywhere upon the Property, if, only if and to the extent that such injury, death or damage is proximately caused by the gross negligence or intentionally tortious act or omission of the Landlord or its agents, officers or employees, but (b) shall not be responsible for or be obligated to indemnify or hold harmless the Tenant against or from any liability for any such injury, death or damage occurring anywhere upon the Property (including the Premises), by reason of the Tenant's occupancy or use of the Premises or any other portion of the Property, or because of fire, windstorm, act of God or any other cause unless proximately caused by such gross negligence or intentionally tortious act or omission, as aforesaid; and

            11.5.2. subject to the operation and effect of the foregoing provisions of this Subsection, the Tenant shall be responsible for, and shall indemnify and hold harmless the Landlord against and from, any and all liability arising out of any injury to or death of any person or damage to any property, occurring within the Premises.

Section 12. Eminent Domain.

     12.1.  Right to Award.

            12.1.1. If any or all of the Premises are taken by the exercise of any power of eminent domain or are conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is hereinafter referred to as a "Condemnation"), the Landlord shall be entitled to collect from the condemning authority thereunder the entire amount of any award made in any such proceeding or as consideration for such deed, without deduction therefrom for any leasehold or other estate held by the Tenant by virtue of this Lease.

            12.1.2. The Tenant hereby (a) assigns to the Landlord all of the Tenant's right, title and interest, if any, in and to any such award; (b) waives any right which it may otherwise have in connection with such Condemnation, against the Landlord or such condemning authority, to any payment for the value of the then unexpired portion of the Term, leasehold damages, and any damage to or diminution of the value of the Tenant's leasehold interest hereunder or any portion of the Premises not covered by such Condemnation; and (c) agrees to execute any and all further documents which may be required in order to facilitate the Landlord's collection of any and all such awards.

            12.1.3. Subject to the operation and effect of the foregoing provisions of this Section, the Tenant may seek, in a separate proceeding, a separate award on account of any damages or costs incurred by the Tenant as a result of such Condemnation, so long as such separate award in no way diminishes any award or payment which the Landlord would otherwise receive as a result of such Condemnation.

     12.2.  Effect of Condemnation.

            12.2.1. If (a) all of the Premises are covered by a Condemnation, or (b) if any part of the Premises is covered by a Condemnation and the remainder thereof is insufficient for the reasonable operation therein of the Tenant's business, or (c) any of the Building is covered by a Condemnation and, in the Landlord's reasonable opinion, it would be impractical to restore the remainder thereof, then in any such event, the Term shall terminate on the date upon which possession of so much of the Premises or the Building, as the case may be, as is covered by such Condemnation is taken by the condemning authority thereunder, and all Rent (including, by way of example rather than of limitation, any Additional Rent payable pursuant to the provisions of Subsection 3.2), taxes, and other charges payable hereunder shall be prorated and paid to such date.

            12.2.2. If there is a Condemnation and the Term does not terminate pursuant to the foregoing provisions of the Subsection, the operation and effect of this Lease shall be unaffected by such Condemnation, except that the Base Rent and the Additional Rent payable under the provisions of Section 3 shall be reduced in proportion to the square footage of floor area, if any, of the Premises covered by such Condemnation.

     12.3. If there is a Condemnation, the Landlord shall have no liability to the Tenant on account of any (a) interruption of the Tenant's business upon the Premises, (b) diminution in the Tenant's business upon the Premises, (c) diminution in the Tenant's ability to use the Premises, or (d) other injury or damage sustained by the Tenant as a result of such Condemnation.

     12.4. Except for any separate proceedings brought by the Tenant under the provisions of paragraph 12.1.3, the Landlord shall be entitled to conduct any such condemnation proceeding and any settlement thereof free of interference form the Tenant, and the Tenant hereby waives any right which it might otherwise have to participate therein.

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Section 13.  Mechanic's and Materialman's Liens.

     The Tenant shall:

     13.1. bond, remove or have removed any mechanic's, materialman's or other lien filed or claimed against any or all of the Premises, the Property, or any other property owned or leased by the Landlord, by reason of labor or materials provided for or at the request of the Tenant or any of its contractors or subcontractors (other than labor or materials provided by the Landlord pursuant to the provisions of Section 5,) or otherwise arising out of the Tenant's use or occupancy of the Premises or any other portion of the Property, and

     13.2. indemnify and hold harmless the Landlord against and from any and all liability or expense (including, by way of example rather than of limitation, that of reasonable attorney's fees) incurred by the Landlord on account of any such lien or claim.

Section 14.  Quiet Enjoyment; Surrender.

     14.1. Quiet Enjoyment. The Landlord hereby covenants that the Tenant, paying the Rent and performing the covenants set forth herein, shall peaceably and quietly hold and enjoy, through the Term, (a) the Premises, and (b) such rights as the Tenant may hold hereunder with respect to the remainder of the Property.

     14.2.  Surrender.

               14.2.1. Upon the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in good order and repair (damages reasonably beyond the Tenant's control and ordinary wear and tear excepted), and broom clean; and

               14.2.2. any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed upon the Premises (a) shall immediately upon the completion of the installation thereof, be and become the Landlord's property without payment therefore by the Landlord, and (b) shall be surrendered to the landlord upon the expiration or earlier termination of the Term, except that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises or any of the remainder of the Building or the Property generally) shall remain the Tenant's property and shall be removed by the Tenant within five (5) days after the expiration or earlier termination of the term, and the Tenant shall promptly thereafter fully restore any of the Premises or the Building damaged by such installation or removal thereof. All such machinery, equipment or fixtures installed by Tenant and all furniture, inventory and effects on the Premises after the end of such five day period will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by the Landlord without written notice to the Tenant or any other person and without obligation to account for such property. The Tenant shall pay the Landlord for all expenses incurred in connection with the storage or the removal of such property, including, but not limited to the cost of repairing any damage to the building or Premises caused by the removal of such property. The Landlord shall not be responsible for the care or safekeeping of such property, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occassioned by any of the aforesaid acts. Lessor's obligation to observe and perform this covenant will survive the expiration or other termination of the Lease.

Section 15.  Rules and Regulations.

     The Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as the "Rules and Regulations"), having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Building and the remainder of the Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises, in accordance with the provisions of this Lease, for the purposes enumerated in the provisions of Section 2. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit B.

Section 16.  Subordination; Attornment and Non-disturbance.

     16.1. Subordination. This lease shall be subject and subordinate at all times to the lien of any first mortgage, first deed of trust, ground lease and/or other instrument of encumbrance heretofore or hereafter placed by the Landlord upon any or all of the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions therefor (each of which is herein referred to as a "Mortgage"), all automatically and without the necessity of any further action on the part of the Tenant to effectuate such subordination.

     16.2. Attornment and Non-disturbance. The tenant shall, promptly and at the request of the Landlord or the holder of any Mortgage (herein referred to as a "Mortgagee"),

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

               16.2.1. execute, acknowledge and deliver such further instruments evidencing such subordination as the Landlord or such Mortgagee may deem necessary or desirable, and

               16.2.2. attorn to such Mortgagee, provided that such Mortgagee agrees with the Tenant that such Mortgagee will, in the event of a foreclosure of any such first mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's rights hereunder, except upon the occurrence of an Event of Default.

     16.3. Anything contained in the provisions of this Section to the contrary notwithstanding, any Mortgagee may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without the necessity of obtaining the Tenant's consent thereto, by giving the Tenant written notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the land records of the said County, and thereafter such Mortgagee shall have the same rights with respect to this Lease as though this Lease had been executed and recorded among the said land records before the execution and delivery of such Mortgage.

Section 17.  Estoppel Certificate.

     The Tenant shall from time to time, within five (5) business days after being requested to do so by the Landlord or any first Mortgagee, execute, acknowledge and deliver to the Landlord an instrument in recordable form:

     17.1.  certifying

                17.1.1. that this Lease us unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification);

                17.1.2. as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid in advance of the dates on which payment thereof is due hereunder, if any;

                17.1.3. as to the amount of any prepaid Rent or any credit due to the Tenant hereunder;

                17.1.4. that the Tenant has accepted possession of the Premises, and the date on which the Term commenced;

                17.1.5. as to whether, to the best knowledge, information and belief of the signer of such certificate, the Landlord is then in default in the performance of any of its obligations hereunder (and, if so, specifying the nature of each such default); and

                17.1.6. as to any other fact or condition reasonably requested by the Landlord, any first Mortgagee or prospective first Mortgagee or purchaser of any or all of the Premises, the Property or any interest therein, or any assignee or prospective assignee of any interest of the Landlord under this Lease; and

        17.2. acknowledging and agreeing that any statement contained in any such certificate may be relied upon by the Landlord and any such other person.

Section 18.  Notices.

        Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to a party hereto shall be

        18.1.  in writing, and

        18.2. deemed to have been provided (a) forty-eight (48) hours after being sent as certified or registered mail in the United States Mail, postage prepaid, return receipt requested, to the address of such party set forth hereinabove or to such other address in the United States of America as such party may designate from time to time by notice to the other, or (b) (if such party's receipt thereof is acknowledged in writing) given by hand or other delivery to such party, or (c) by overnight carrier with tracking capability.

Section 19.  General.

        19.1. Effectiveness. This Lease shall become effective upon and only upon the execution and delivery hereof by each party hereto.

        19.2. Complete Understanding. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, statements or agreements, either written or oral, between the parties hereto as to the same.

     19.3. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

     19.4. Applicable Law. This Lease shall be given effect and construed by application of the law of Florida, and any action or proceeding arising hereunder shall be brought in the courts of Florida; provided, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Middle District of Florida, Jacksonville Division.

     19.5. Waiver. The Landlord shall not be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and no delay or omission by the Landlord in exercising any such right shall be deemed to be waiver of the further exercise thereof). No such waiver made with respect to any instance involving the exercise of any such right shall be deemed to be a waiver with respect to any other such instance, or any other such right. The acceptance by the Landlord of a check, or other form of payment, in an amount less than the Rent or other amount due under this Lease for which such payment is made shall not constitute an accord and satisfaction or a waiver by Landlord of its right to the balance of the Rent or other amount due.

     19.6.  Time of Essence.  Time shall be of the essence of this Lease.

     19.7. Headings. The headings of the sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing the contents hereof.

     19.8.  Construction.  As used herein,

               19.8.1. the term "person" shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity; and

               19.8.2. all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (c) to any section, subsection, paragraph or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such section, subsection, paragraph or subparagraph of this Lease.

     19.9. Exhibits. Each writing or plat referred to herein as being attached here to as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

     19.10. Severability. No determination by any court, governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with applicable law.

     19.11.  Definition of the "Landlord".

               19.11.1. As used herein, the term "Landlord" shall mean the entity hereinabove named as such, and its heirs, personal representatives, successors and assigns (each of whom shall have the same rights, remedies, powers, authorities and privileges as it would have had, had it originally signed this Lease as the Landlord).

               19.11.2. No person holding the Landlord's interest hereunder (whether or not such person is named as the "Landlord" herein) shall have any liability hereunder after such person ceases to hold such interest, except for any such liability accruing while such person holds such interest.

               19.11.3. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If the Landlord defaults in the performance of any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord's equity, interest and rights in the Property for satisfaction of the Tenant's remedies on account thereof.

     19.12. Definition of the "Tenant". As used herein, the term the "Tenant" shall mean each person hereinabove named as such and such person's heirs, personal representatives, successors and assigns, each of whom shall have the same obligations, liabilities, rights and privileges as it would have possessed had it originally executed this Lease as the Tenant; provided that no such right or privilege shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless the assignment to such assignee is made in accordance with the provisions of Section 4. Whenever two or more persons constitute the Tenant, all such persons shall be jointly and severally liable for the performance of the Tenant's obligations hereunder.

     19.13. Costs and Expenses. In the event of any litigation in connection with this Lease the prevailing party shall be reimbursed by the other party for all reasonable costs and expenses incurred in connection therewith including reasonable attorney's fees on trial or appeal.

     19.14. Under no circumstances whatsoever shall Landlord ever be liable under this Lease for consequential damages or special damages, including without limitation damages arising in connection with the interruption of Tenant's business.

     19.15. Summary Proceedings. If the Landlord commences any summary proceeding for nonpayment of Rent, the Tenant shall not interpose (and hereby waives the right to interpose) any counterclaim in any such proceeding.

Section 20.  Relocation.

     Landlord shall be entitled to cause Tenant to relocate from the Premises to a comparable space ("Relocation Space") within the project of which the building is a part at any time during the least term with a minimum of sixty (60) days written notice to Tenant. Any such relocation shall be entirely at the expense of the Landlord, and the Relocation Space shall be constructed in the same or reasonably the same appearance as the Premises. Such a relocation shall not terminate or otherwise effect or modify this Lease, except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined.

Section 21.  Hazardous Waste.

     Tenant, at its sole cost and expense, shall comply with (i) all federal, state and municipal laws, ordinances, notices, orders, rules, regulations and requirements, (ii) any requirements of the National Board of Fire Underwriters or any other body exercising similar functions and (iii) the requirements of all public liability, fire and other policies of insurance covering the Premises or the Building, relating to the treatment, production, storage, handling, transfer, processing, transporting, use, disposal and release of hazardous substances, hazardous wastes, toxic or radioactive matter. In addition, Tenant shall take similar precautions with any other material or substance which, even if not regulated by law or requirements as aforesaid, may or could pose a hazard to the health and safety of the current or future occupants of the Premises, or the Building, or the owners or occupants of property adjacent to or in the vicinity of the Premises or the Building. All of the above activities are hereinafter referred to as "Restricted Activities." Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, and its agents, successors and assigns harmless from and against all claims, actions, damages, liabilities and expenses (including without limitation, fees of attorneys, investigators and experts) arising out of or in connection with the (1) Restricted Activities by Tenant, its agents, contractors, employees, licensees or invitees, and (2) the removal, cleanup and restoration work and materials necessary to return the Premises, the Building and any other property of whatever nature (including, but not limited to, property adjacent to or in the vicinity of the Premises and the Building) to their condition existing prior to the Restricted Activities. Tenant's obligations hereunder shall survive the termination of this Lease. If at anytime during or after the term and any extended term of this Lease, Tenant becomes aware of any inquiry, investigation, administrative proceeding or judicial proceeding regarding the Restricted Activities, Tenant shall within five (5) days after first learning of such inquiry, investigation or proceeding give Landlord written notice providing all available information regarding such inquiry, investigation, or proceeding.

Section 22.  Radon.

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Landlord makes no representation or warranty with respect to the presence or absence of radon in or about the Property other than that Landlord has no actual knowledge or notice of radon emissions in or about the Property which exceed the State of Florida or federal government safe standards.

Section 23.  Parking.

     Parking for the Building is provided by surface parking located around the Building (the "Surface Parking") and a two level parking garage (the "Garage"). Tenant may use the Surface Parking and the second level of the Garage in common with other tenants to whom similar rights are granted on a "first-come/first served" basis. Tenant hereby acknowledges that the first level of the Garage is reserved parking. The Surface Parking will be available to the Tenant on an unreserved basis at a ratio of approximately two (2) spaces per 1,000 square feet of the Premises' square footage. The second level of the Garage will be available to Tenant on an unreserved basis at a ratio of approximately one (1) space per 1,000 square feet of the Premises' square footage. Up to three (3) spaces on the first level of the Garage will be available to Tenant on a reserved basis at a charge of $30.00 per month, plus sales tax. Parking rent shall increase five percent (5%) per year of the Term.

Section 24. Security.

     Notwithstanding the presence or availability of any security personnel in the Building, Tenant acknowledges that it is solely responsible for maintaining the security of the Premises and providing any security services for its employees, agents, contractors and invitees deemed necessary or advisable by Tenant, Landlord having no obligation to provide any such security services. Accordingly, Landlord will have no liability for any injury, damage, theft or other loss to persons or property suffered by Tenant or its employees, agents, contractors or invitees as a result of any tortious or criminal act of any third party in or about the Premises or the Building, except as a result of Landlord's willful misconduct.

Section 25. Exhibits.

     The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

     Exhibit                     Name

     "A"                 Floor Plan of Premises & Improvements
     "B"                 Rules and Regulations

Section 26. Agency Disclosure (required by Florida Statutes).

     Property Services, Inc., as agent for the Landlord will be paid by the Landlord a fee for professional services rendered. Because of this fiduciary relationship, Property Services, Inc. represents the Landlord, but also has the moral and ethical obligation to treat the Tenant with honesty, integrity and fairness. The Tenant acknowledges that this disclosure was made prior to the execution of any contract or Lease Agreement, in compliance with SS475.25(1)(q), Florida Statutes, and Rules 21V-10.033, Florida Administrative Code.

Section 27. Commission

     The Tenant represents that it has not dealt with any real estate broker or salesman in connection with this Lease except Property Services, Inc. ("Broker"), whose commission shall be paid by Landlord. The Tenant has dealt with no other person which would create any liability for the payment of a commission by the Landlord, and if any other person claims a commission, Tenant shall indemnify and hold the Landlord harmless from liability therefore, including without limitation, the costs of defense of such claim and the fees and costs of the Landlord's attorney.

Section 28. Option to Cancel

     Provided the Tenant is not in default of any terms or conditions of this Lease, Tenant may, at its option, cancel this Lease at the end of any monthly period (the "Cancellation Date") on or after March 31, 2002, by providing Landlord written notice at least ninety (90) days prior to Cancellation Date. In such event, Tenant shall, at the time of notice, pay to the Landlord a cancellation fee equal to $406.00 times the number of remaining months of the term. For example, if Tenant cancels at the end of the 12th month, and cancels its Lease in the manner specified above, Tenant shall pay to the Landlord at the time of the cancellation notice a cancellation fee of $9,744.00 (24 months x $406.00 = $9,744.00).

Section 29. Supplemental Air Conditioning

     It is understood and agreed to that the Tenant's IT/Telco room shall be equipped with a supplemental HVAC system (the "HVAC Unit") approved by Tenant and Landlord and installed at Tenant's expense. The HVAC unit may be operated 24 hours per day, 7 days per week as required by Tenant from time-to-time. A sub-meter shall be installed to measure the HVAC unit's electric consumption and Tenant shall be invoiced on a monthly or periodic basis at the then prevailing per kWh charge of the Jacksonville Electric Authority (plus any applicable tax and fees) and Tenant shall make payment to Landlord within fifteen (15) days thereafter. In addition, Tenant shall be responsible to maintain, service and repair the HVAC Unit at its sole expense and shall keep a service contract throughout the Term with a licensed HVAC contractor. Upon completion of installation and acceptance by Tenant of the HVAC unit and electric and data outlets for the IT/Telco room, Tenant agrees to pay Landlord for the costs of such work not to exceed $8,330.00.


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        IN WITNESS WHEREOF, each party hereto has executed this Lease, or has caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written.

TWO (2) WITNESSES:                    LANDLORD: REGENCY TOWER LLC, as
                                      successor in interest to the Regency Tower
                                      Nominee Trust

By: /s/ CHRISTOPHER G. COMMANDER      By: International Management Company, LLC,
----------------------------------        its manager

     Christopher G. Commander         By:  /s/ EDMOND R. SAOUD
----------------------------------        --------------------------------------
Print Name                                Edmond R. Saoud, Manager


By: /s/ BRENDA L. JACKSON
----------------------------------
       Brenda L. Jackson
----------------------------------
Print Name



TWO (2) WITNESSES:                    TENANT: INTEGRATED INFORMATION
                                        SYSTEMS, INC.


By: /s/ CAROLE PIERIE                 By:  /s/ DAVID WIRTHLIN
   -------------------------------        --------------------------------------

        Carole Pierie                          David Wirthlin
----------------------------------        --------------------------------------
Print Name                                Print Name


By: /s/ STEPHANIE WOLZ                Title:  CFO
   -------------------------------          ------------------------------------

       Stephanie Wolz
----------------------------------
Print Name

                                   EXHIBIT A

                    FLOOR PLAN OF PREMISES AND IMPROVEMENTS











                           [FLOORPLAN APPEARS HERE]

                                   EXHIBIT B

                             RULES AND REGULATIONS

 1. Tenant shall not operate any machinery or apparatus other than usual small business machines, copy machines and personal computers without Landlord's prior approval. No article deemed hazardous because of flammability and no explosive or other articles of an intrinsically hazardous nature shall be brought into the Building. Tenant agrees to bear the cost of such installation and possible modification to Premises.

 2. No additional locks or similar devices shall be placed upon doors of Premises and no locks shall be changed except with written consent of Landlord. Upon the termination of Lease, Tenant shall surrender to Landlord all keys to Premises.

 3. Tenant shall be permitted to move furniture and office furnishing into or out of Building only at such times and in such a manner designated by Landlord so as to cause the Tenant to inconvenience other Tenants. Safes, furniture, boxes or other bulky articles shall be brought into and placed in Building only with prior written consent of Landlord and only in accordance with Landlord's direction. Any damage done to Building, Tenants, or other persons by moving a safe or other bulky articles in or out of Premises, or by overloading the floor, shall be paid for by Tenant causing such damage.

 4. No person shall be employed by Tenant to do janitorial work in Premises, and no persons other than the janitors for Building shall clean Premises, unless Landlord shall first give its written consent. Any person employed by Tenant with Landlord's consent to do janitorial work, shall, while in Building, be subject to and under the control and direction of the Building Superintendent, but shall not be considered the agent or servant of the Building Superintendent or of Landlord.

 5. Window coverings other than building standard, either inside or outside the windows, may only be installed with Landlord's prior written consent and must be furnished, installed and maintained at the expense of Tenant and at Tenant's risk, and must be of such shape, color, material, quality and design as may be prescribed by Landlord.

 6. If Tenant desires additional telegraphic or telephonic connections, or the installation of any other electrical wiring, Landlord will, upon receiving a written request from Tenant and at Tenant's expense, direct the electricians as to where and how the wires are to be introduced and run, and without such direction no boring, cutting or installation of wires will be permitted. Tenant shall not install or erect any antennae, aerial wires or other equipment inside or outside the Building without in every instance obtaining prior written approval from Landlord.

 7. The sidewalks, entrances, passages, courts, corridors, vestibules, halls, in or about the Building shall not be obstructed or used for storage or for any purpose other than ingress and egress by Tenant.

 8. Tenant shall not create or maintain a nuisance in the Premises nor make or permit any noise or odor or use or operate any electrical or electronic devices that emit loud sounds, air waves, or odors, that are objectionable to other occupants or Tenants of this or any adjoining building or premises; nor shall the Premises be used for lodging or sleeping nor for any immoral or illegal purpose that will damage the Premises, or injure the reputation of the Building.

 9. Tenant and occupants shall observe and obey all parking and traffic regulations imposed by Landlord on the Premises. Landlord in all cases reserves the right to designate "no parking" zones, traffic right-of-ways and general parking area procedures. Failure of Tenant to comply with parking regulations will constitute a violation of the Lease. Landlord may institute such measures for proper parking as are necessitated by conditions existing at a particular time; including but not limited to towing, impounding and/or tagging or improperly parked vehicles.

10. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers from the Building and to require registration, satisfactory identification and credentials from all persons seeking access to any part of the Building, at times other than during ordinary business hours. Landlord shall exercise its best judgment in executing such control but shall not be held liable for granting or refusing such access.

11. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building.

12. Tenant shall not use the name of the Building for any purpose other than that of the business address of the Tenant, and shall not use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence, without Landlord's prior written consent.

13. No animals or pets or bicycles or skateboards or other vehicles shall be brought or permitted to be in the Building or the Premises.

14. Tenant shall not make any room-to-room canvas to solicit business from other Tenants of the Building.

15. Tenant shall not waste electricity, water or air-conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the building's heating and air-conditioning. Tenant shall not adjust any controls